UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
The Bank of New York Company, Inc.
(Exact name of registrant as specified in its charter)

New York	001-06152	13-2614959
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
One Wall Street
New York, NY 10286
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 495-1784
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     In its regular annual meeting proxy statement, The Bank of New York Company, Inc. (the “Company”) reported that “certain of the Company’s subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of the Company’s directors and executive officers and their associates and members of their immediate families. Such transactions are all on terms comparable to similar transactions with others who are not within such group.”
     In addition, any such outstanding transaction (including any transaction entered into in fiscal year 2006, any period before fiscal year 2006, or 2007 to the date of the Company’s annual meeting proxy statement):
     (i) was made in the ordinary course of business;
     (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and
     (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
* * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANK OF NEW YORK COMPANY, INC.

Date: April 17, 2007	By:	/s/ Bart. R. Schwartz Bart R. Schwartz

Corporate Secretary